                                                               Exhibit (a)(5)

                          OFFER TO PURCHASE FOR CASH

    All of the Outstanding Shares of Common Stock (Including the Associated
                                   Rights),
          All of the Outstanding Shares of 6 1/2% Series B Cumulative
                         Convertible Preferred Stock,
 All of the Outstanding Depositary Shares (each representing a 1/20th interest in a Share of 6 1/2% Series B Cumulative Convertible Preferred Stock),
                                      and
             All of the Outstanding Common Stock Purchase Warrants
                                      of
                            Wang Laboratories, Inc.
                                      at
                     $29.25 Net Per Share of Common Stock,
  $1,101.17 Net Per Share of 6 1/2% Series B Cumulative Convertible Preferred
                                    Stock,
                       $55.05 Net Per Depositary Share,
                                      and
                  $7.80 Net Per Common Stock Purchase Warrant
                                      by
                          Getronics Acquisition, Inc.
                         A Wholly-Owned Subsidiary of
                                 Getronics NV

        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
   NEW YORK CITY TIME, ON MONDAY, JUNE 7, 1999 UNLESS THE OFFER IS EXTENDED.


                                                                   May 10, 1999

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated May 10, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") relating to the offer by Getronics Acquisition, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Getronics NV, a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands, to purchase, inter alia (i) all of the issued and outstanding shares of common stock, par value $0.01 per share, including the associated rights (the "Common Stock"), of Wang Laboratories, Inc., a company organized under the laws of Delaware (the "Company"), at a price of $29.25 per share of Common Stock, net to the seller in cash, without interest thereon (the "Common Stock Offer Price"), (ii) all of the issued and outstanding shares of 6 1/2% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share (the "Series B Preferred Stock"), at a price of $1,101.17 per share of Series B Preferred Stock net to the seller in cash, without interest thereon (the "Series B Preferred Stock Offer Price"), (iii) all of the issued and outstanding depositary shares, each representing a 1/20th interest in a share of Series B Preferred Stock (the "Depositary Shares"), at a price of $55.05 per Depositary Share, net to the seller in cash, without interest thereon (the "Depositary Shares Offer Price") and/or (iv) all of the issued and outstanding warrants, other than the Special Common Stock Warrant (as defined in the Offer to Purchase) to purchase shares of Common Stock (the "Common Stock Purchase Warrants"), at a price of $7.80 per Common Stock Purchase Warrant, net to the seller in cash, without interest thereon (the "Common Stock Purchase Warrant Offer Price" and, together with the Common Stock Offer Price, the Series B Preferred Stock Offer Price and the Depositary Shares Offer Price, collectively, the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal. Unless the context indicates otherwise, as used herein, "Offer Securities" shall mean shares of Common Stock, shares of Series B Preferred Stock, Depositary Shares and Common Stock Purchase Warrants.

  We are (or our nominee is) the holder of record of Offer Securities held for your account. A tender of such Offer Securities can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Offer Securities held by us for your account.

  Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all Offer Securities held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Please note the following:

    1. The Offer Price is (i) $29.25 per share of Common Stock, (ii) $1,101.17 per share of Series B Preferred Stock, (iii) $55.05 per Depositary Share and (iv) $7.80 per Common Stock Purchase Warrant, in each case, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

    2. The Offer is conditioned on there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) a number of Offer Securities which represent at least a majority of the Common Stock Equivalents (as such term is defined in the Offer to Purchase) on the date of purchase and certain other conditions. See the Introduction and Section 1--"Terms of the Offer" and Section 14-- "Conditions of the Offer" of the Offer to Purchase.

    3. The Offer is being made for all of the issued and outstanding Offer Securities.

    4. Tendering holders whose Offer Securities are registered in their own name and who tender directly to Citibank, N.A., as Depositary (the "Depositary") will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Offer Securities by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is available or unless the required tax identification information is provided. See the "Important Tax Information" section contained in the Letter of Transmittal.

    5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Monday, June 7, 1999 unless the Offer is extended.

    6. The Board of Directors of the Company (i) has determined that each of the Offer and the merger of the Purchaser with and into the Company (the "Merger"), is fair to, and in the best interests of, the holders of the Offer Securities and has declared that the Offer and the Merger are advisable, (ii) has approved the Offer and the Merger and (iii) has recommended that the holders of the Offer Securities accept the Offer and tender their Offer Securities pursuant to the Offer and that the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock and/or Depositary Shares approve and adopt the Merger Agreement (as such term is defined in the Offer to Purchase).

    7. Notwithstanding any other provision of the Offer, payment for Offer Securities accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates evidencing such Offer Securities (the "Offer Security Certificates"), along with a properly completed and duly executed Letter of Transmittal (or a copy thereof), including any required signature guarantees, or (ii) if such Offer Securities are held in book-entry form, timely confirmation of a book-entry transfer of such Offer Securities into the Depositary's account at The Depository Trust Company, along with an Agent's Message (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3--"Procedures for Tendering Offer Securities" of the Offer to Purchase, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering holders at the same time depending upon when Offer Security Certificates are actually received by the Depositary.

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

  If you wish to have us tender any or all of the Offer Securities held by us for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Offer Securities, all such Offer Securities will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

  The Purchaser is not aware of any state in the United States where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statue. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Offer Securities pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Offer Securities in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Merrill Lynch, Pierce, Fenner & Smith Incorporated or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

                       INSTRUCTIONS WITH RESPECT TO THE

                          OFFER TO PURCHASE FOR CASH

                 All of the Outstanding Shares of Common Stock
                      (Including the Associated Rights),
          All of the Outstanding Shares of 6 1/2% Series B Cumulative
                         Convertible Preferred Stock,
 All of the Outstanding Depositary Shares (each representing a 1/20th interest in a Share of 6 1/2% Series B Cumulative Convertible Preferred Stock),
                                      and
             All of the Outstanding Common Stock Purchase Warrants
                                      of
                            Wang Laboratories, Inc.

  The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated May 10, 1999, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by Getronics Acquisition, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Getronics NV, a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Amsterdam, The Netherlands, inter alia, to purchase (i) all of the issued and outstanding shares of common stock, par value $0.01 per share, including the associated rights (the "Common Stock"), at a price of $29.25 per shares of Common Stock, net to the seller in cash, without interest thereon, (ii) all of the issued and outstanding shares of 6 1/2% Series B Preferred Cumulative Convertible Stock, par value $0.01 per share (the "Series B Preferred Stock"), at a price of $1,101.17 per share of Series B Preferred Stock net to the seller in cash, without interest thereon,
(iii) all of the issued and outstanding depositary shares, each representing a 1/20th interest in a share of Series B Preferred Stock, par value $0.01 per share (the "Depositary Shares"), at a price of $55.05 per Depositary Share, net to the seller in cash, without interest thereon and (iv) all of the issued and outstanding warrants to purchase shares of Common Stock at $21.45 per share of Common Stock (the "Common Stock Purchase Warrants"), at a price of $7.80 per Common Stock Warrant, net to the seller in cash, without interest thereon. Unless the context indicates otherwise, "Offer Securities" shall mean the Common Stock, the Series B Preferred Stock, the Depositary Shares and the Common Stock Purchase Warrants.

  The undersigned hereby instructs you to tender to the Purchaser the number of Offer Securities indicated below (or if no number is indicated below, all Offer Securities) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

                                       4
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 Number of Offer Securities to be Tendered*:

     (a) Common Stock
                        ----------------------------------------------------

     (b) Series B Preferred Stock
                              ----------------------------------------------

     (c) Depositary Shares
                         ---------------------------------------------------

     (d) Common Stock Purchase Warrants
                                     --------------------------------------

 Date:
   -----------------------------------------------------------------------

                                   SIGN HERE

 Signature(s):
      ------------------------------------------------------------------

 Print Name(s):
            ----------------------------------------------------------------

 Print Address(es):
              --------------------------------------------------------------

 Area Code and Telephone Number(s):
                            -----------------------------------------------

 Taxpayer Identification or Social Security Number(s):
                                       ------------------------------------


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* Unless otherwise indicated, it will be assumed that all of your Offer
 Securities held by us for your account are to be tendered.

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